Exhibit 5.2

Associated offices British Virgin Islands Tel: +1 284 494 2233 Fax: +1 284 494 3547 London Tel: +44 (0) 20 7332 5620 Fax: +44 (0) 20 7332 5621 Anguilla Tel: +1 264 498 5000	Harney Westwood & Riegels 1507 The Center 99 Queen’s Road Central Hong Kong Tel: +852 3607 5300 Fax: +852 2815 7676 www.harneys.com
Your Ref
12 August 2008	Our Ref 038753.0002/LPM

MOPIE (BVI) LIMITED
Room 1506, 1555 Kong Jiang Road
Yang Pu District
Shanghai
Peoples Republic of China 200092

Dear Sirs

MOPIE (BVI) LIMITED, Company No. 1445538 (the “Company”)

1.
We are lawyers qualified to practise in the British Virgin Islands and have been asked to provide this legal opinion in connection with the resale of ordinary shares by the Company. The Company is re-selling 86,000 ordinary shares of no par value (the “Shares”) as described in the prospectus contained in the Company’s registration statement on Form F-1, including all amendments and supplements thereto (the “Registration Statement”) filed by the Company under the United States Securities Act of 1933, as amended (the “Securities Act”) with the United States Securities and Exchange Commission (the “Commission”).

2.	For the purpose of this opinion, we have examined the following documents and records:

(a)	the Registration Statement; and

(b)	the prospectus (the “Prospectus”) contained in the Registration Statement.

3.	For the purposes of this opinion we have assumed without further enquiry:

(a)	the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the authenticity of such originals;

(b)	the genuineness of all signatures and seals;

(c)	the accuracy and completeness of all corporate minutes, resolutions, certificates and records which we have seen;

(d)	the accuracy of any and all representations of fact expressed in or implied by the documents we have examined; and

(e)
the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission.

4.	Based on the foregoing, and subject to the qualifications expressed below, our opinion is as follows:

(a)
Existence and Good Standing.  The Company is a company duly registered with limited liability for an unlimited duration under the BVI Business Companies Act (No 16 of 2004), and is validly existing and in good standing under the laws of the British Virgin Islands.  It is a separate legal entity and is subject to suit in its own name.

(b)
Shares. The issue of the Shares has been duly authorised, and when the Shares have been resold by the Selling Shareholders in the manner described in and pursuant to the terms of the Prospectus and Registration Statement, they will be validly issued, fully paid and non-assessable.

(c)
Statements.  The statements under the heading “Description of Securities” and “British Virgin Islands Taxation” in the Prospectus contained the Registration Statement, to the extent that they constitute statements of British Virgin Islands law, are accurate in all material respects and such statements constitute our opinion.

5.
This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the British Virgin Islands as they are in force and applied by the British Virgin Islands courts at the date of this opinion.  We have made no investigation of, and express no opinion on, the laws of any other jurisdiction.  We express no opinion as to matters of fact.

6.	This opinion is rendered for the benefit of the addressee and the benefit of its legal counsel (in that capacity only) in connection with the transactions contemplated by the first paragraph only.

7.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us under the headings “Item 8 Exhibits and Financial Statement Schedule; Exhibits Nos. 5.2 and 23.3” in the Prospectus contained in the Registration Statement.  This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.  We further consent to statements made in the Prospectus regarding our firm and use of our name under the heading “Legal Matters” in the Prospectus constituting a part of such Registration Statement.

Yours faithfully

/s/ Harney Westwood & Riegels
HARNEY WESTWOOD & RIEGELS